                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                             -------------------------

                                      FORM T-1

                     STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -------------------------

                      AMERICAN STOCK TRANSFER & TRUST COMPANY
                (Exact name of trustee as specified in its charter)


                New York                            13-3439945
          (State of incorporation               (I.R.S. employer
          if not a national bank)               identification No.)

               40 Wall Street                          10005
               New York, New York                    (Zip Code)
               (Address of trustee's
               principal executive offices)

                              -------------------------

                                SUPERIOR TELECOM INC.

                (Exact name of obligor as specified in its character)

          Delaware                                   55-2248978
          (State or other jurisdiction of         (I.R.S. employer
          incorporation or organization)          identification No.)

          1790 Broadway
          New York, New York                         10019-1412
          (Address of principal executive            (Zip Code)
          offices)

                    GUARANTEE OF PAYMENT OF 8 1/2% CONVERTIBLE PREFERRED
                         Securities issued by Superior Trust I

                         (Title of the Indenture Securities)

                                       GENERAL

1.        GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          a. Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Albany, New York

          b.   Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.        AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

          If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

3.        VOTING SECURITIES OF THE TRUSTEE.

          Furnish the following information as to each class of voting securities of the trustee:

                               As of January 25, 1999
          ----------------------------------------------------------------------
          COL. A                                       COL. B
          ----------------------------------------------------------------------
          Title of Class                               Amount Outstanding
          ----------------------------------------------------------------------
          Common Shares - par value $600 per share.    1,000 shares

4.        TRUSTEESHIPS UNDER OTHER INDENTURES.

          American Stock Transfer & Trust Company will act as Indenture Trustee in respect of certain 8 1/2% Convertible Subordinated Debentures due 2014 to be issued by Obligor under an Indenture to be entered into between Obligor and American Stock Transfer & Trust Company.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          None.

6.        VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          None.

7.        VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          None.

8.        SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          None.

9.        SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          None.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          None.

11.       OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF
          A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          None.

12.       INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          None.

13.       DEFAULTS BY THE OBLIGOR.

          None.

14.       AFFILIATIONS WITH THE UNDERWRITERS.

          None.

15.       FOREIGN TRUSTEE.

          Not applicable.

16.       List of Exhibits.

     T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                              --------------------------

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of January, 1999.

                                        AMERICAN STOCK TRANSFER
                                             & TRUST COMPANY
                                                  Trustee


                                        By: /s/ Herbert Lemmer
                                           ------------------------------
                                                  Vice President

                                                                       EXHIBIT A



Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                   Very truly yours,

                                   AMERICAN STOCK TRANSFER
                                    & TRUST COMPANY



                                   By  /s/ Herbert Lemmer
                                      ----------------------------
                                        Vice President

                                                                       EXHIBIT B

AMERICAN STOCK TRANSFER & TRUST COMPANY
40 WALL ST.
NEW YORK, NY  10005


     CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION REPORT AT CLOSE OF BUSINESS ON JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                      DOLLAR AMOUTS IN THOUSANDS
--------------------------------------------------------------------------------

ASSETS

1.   Cash and balances due from depository institutions:                     345
     a.   Noninterest-bearing balances and currency and coin
     b.   Interest-bearing balances
2.   Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)
     b.   Available-for-sale securities (from Schedule RC-B, column D)     6,478
3.   Federal funds sold and securities purchased under agreements to resell
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule RC-C)
     b.   LESS:  Allowance for loan and lease losses
     c.   LESS: Allocated transfer risk reserve
     d.   Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c
5.   Trading assets
6.   Premises and fixed assets (including capitalized leases)              4,066
7.   Other real estate owned (from Schedule RC-M)
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)
9.   Customers' liability to this bank on acceptances outstanding
10.  Intangible assets (from Schedule RC-M)
11.  Other asssets (from Schedule RC-F)                                    7,638
12.  a.   Total assets (sum of items 1 through 11)                        18,527
     b.   Losses deferred pursuant to 12 U.S.C. 1823 (j)
     c.   Total assets and losses deferred pursuant to 12 U.S.C.
          1823 (j) (sum of items 12.a and 12.b)                           18,527

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

LIABILITIES

13.  Deposits:
     a.   In domestic offices (sum of totals of columns A and C
          from Schedule RC-E)
          (1)  Noninterest-bearing
          (2)  Interest-bearing
     b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1)  Noninterest-bearing
          (2)  Interest-bearing
14.  Federal funds purchased and securities sold under agreements to repurchase
15.  a.   Demand notes issued to the U.S. Treasury
     b.   Trading liabilities
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.   With a remaining maturity of one year or less
     b.   With a remaining maturity of more than one year
          through three years
     c.   With a remaining maturity of more than three years
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding
19.  Subordinated notes and debentures
20.  Other liabilities (from Schedule RC-G)                                3,076
21.  Total liabilities (sum of items 13 through 20)                        3,076

22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus
24.  Common stock                                                            600
25.  Surplus (exclude all surplus related to preferred stock)              9,290
26.  a.   Undivided profits and capital reserves                           5,561
     b.   Net unrealized holding gains (losses) on available-for-sale securities
27.  Cumulative foreign currency translation adjustments
28.  a.   Total equity capital (sum of items 23 through 27)               15,451
     b.   Losses deferred pursuant to 12 U.S.C. 1823(j)
     c.   Total equity capital and losses deferred pursuant to 12
          U.S.C. 1823(j) (sum of items 28.a  and 28.b)                    15,451
29.  Total liabilities, equity capital, and losses deferred pursuant
     to 12 U.S.C.. 1823 (j) (sum of items 21 and 28.c)                    18,527